GLOBAL

HEALTHCARE REIT







November 2019

Investor Presentation

GLOBAL
HEALTHCARE REIT

Important Cautions Regarding Forward Looking Statements

This presentation may contain projections and other forward-looking statements. Any such statement reflects the company's current views with respect to future events and financial performance.

No assurances can be given, however, that these events will occur and actual results could differ materially from those presented. A discussion of important factors that could cause actual results to differ from those presented is included in the Company's periodic reports filed with the Securities and Exchange Commission at www.sec.gov.

Company Overview

About Global Healthcare

- Global Healthcare REIT (Ticker: GBCS) owns senior healthcare properties across the West South Central and South Atlantic
  - 11 senior healthcare facilities
  - Global owns high rent properties as well as operates several of its facilities
  - Solid base of revenue-generating assets leased to proven facility operators in the senior care industry
  - Global operates 3 of its properties given the unique cash flow characteristics
  - Currently owns c.1000 beds in skilled nursing facilities (SNF), assisted living facilities (ALF) and independent living facilities (ILF)

- Global's strategy is to acquire and renovate properties at attractive valuations with strong demand characteristics
  - Identify facilities with strong historical performance that recently underperformed due to a lack of capital
  - Exploit numerous opportunities in the wake of industry turbulence among the largest operating players (i.e. a "buyer's market")
  - Acquire debt at destressed levels

- Global's management has executed a dramatic turnaround since coming aboard in 2016 and is currently pursuing a judicious growth strategy






Goodwill



GLOBAL
HEALTHCARE REIT

Summary of Stabilized Property Portfolio

ALF = Assisted Living Facility   SNF = Skilled Nursing Facility   ILF= Independent Living Facility

Property Name	Property Count	Facility Type	Beds/Units	Stabilized Annual Property EBITDA 2020 (3)	Location
Middle Georgia	1	SNF	100 beds	$720,000	Eastman, GA
Glen Eagle	1	SNF	101 beds	$600,000	Abbeville, GA
Warrenton	1	SNF	110 beds	$636,480	Warrenton, GA
Southern Hills (1)	3	SNF	106 beds	$720,000	Tulsa, OK
		ILF	86 units	$708,000	
		ALF/MC	24 beds	$300,000	
Archway (2)	1	SNF	100 beds	$587,500	Macon, GA
Macon Facility (2)	1	SNF	72 beds	TBD	Macon, GA
Edwards Redeemer	1	SNF	106 beds	$360,000	Oklahoma City, OK
Meadowview	1	SNF	100 beds	$360,000	Seville, OH
Sparta	1	SNF	71 beds	$489,600	Sparta, GA
Total	**11**		**976**	**$5.481 Million**	

(1) The SNF and ILF are currently operating while the ALF/MC facility will open upon completion of the planned repairs and necessary regulatory approvals.
(2) Lease commenced in February 2017 following $2.0mm in tenant improvements expended on the property. 72 beds remain unused.
(3) Stabilized Annual Property EBITDA includes current cash rent from leased properties in operation as well as projected EBITDA from properties internally managed (Southern Hills SNF/ILF and Glen Eagle) or properties that will open at a later date (Southern Hills ALF and Edwards Redeemer).

Annual Cash Flow Run-Rate by Property in 2020

Property Names	Projected EBITDA	Debt Service	Cash Flow
Middle Georgia	$720,000	$305,160	$414,840
Glen Eagle (1)	$600,000	$263,520	$336,480
Warrenton	$636,480	$233,419	$403,061
Southern Hills SNF (1)	$720,000	$263,283	$456,717
Southern Hills ALF	$300,000	$263,283	$36,717
Southern Hills ILF (1)	$708,000	$263,283	$444,717
Providence Sparta	$489,600	$191,364	$298,236
Archway	$587,500	$502,184	$85,316
Meadowview	$360,000	$276,000	$84,000
Edwards Redeemer	$360,000	$191,412	$168,588
Total	$5,481,580	$2,752,908	$2,728,672

(1) Properties that are internally operated and managed.

Note: The Archway lease commenced in February 2017 following $2.0mm in tenant improvements expended on the property. Southern Hills ALF and Edwards Redeemer are currently closed for renovation and will reopen upon receipt of the necessary regulatory approvals.

GLOBAL
HEALTHCARE REIT

Stabilized Net Operating Income

2020 Stabilized Property EBITDA [1]	$ 5,481,580
Expected Debt Service	2,752,908
Total Expected Property Cash Flow	2,728,672
Total Operating Costs [2]	750,000
Operating Cash Flow	$ 1,978,672
Adjusted Funds From Operations (AFFO)	$ 0.07
Stabilized AFFO Multiple[3]	3.47x

1) *Stabilized Property EBITDA includes current cash rent from properties in operation as well as projected EBITDA from properties internally managed or properties that will open at a later date (i.e. Edwards Redeemer & Southern Hills ALF)*
2) *Excludes $120,000 in stock based compensation*
3) *Based on stock price of $0.25 per share*

GLOBAL
HEALTHCARE REIT

Typical Lease Structure

- Lease structures favorable to Global Healthcare
  - "Triple net basis" terms; lessee is typically obligated for all liabilities of the property including:
    - Insurance
    - Taxes
    - Facility Maintenance
- Annual Escalation clauses between 2 and 3%
- Strategic combination of short- and long-term leases:
  - Short- term leases allow the opportunity to increase rent as the tenant-operator improves facility performance
  - For more stable situations, longer term leases reduces risk and provide more predicable cash flow
- High demand for product
  - Growth market based on aging baby boomer generation
- Creative financing opportunities
- Fixed, low corporate overhead

Operational Flexibility/Focus

- Global Healthcare internally operates and manages 3 facilities
  - Selected various facilities to manage based on the underlying opportunity set:
    - Glen Eagle in Abbeville, GA
    - Southern Hills SNF in Tulsa, OK
    - Southern Hills ILF in Tulsa, OK
- Allows direct influence and control in the value of the asset
- Provides more upside beyond a fixed rent payment:
  - Direct exposure to increasing reimbursement rates
  - Retain and collect management fees for direct supervision/oversight
- Scalable business model
  - Leverage fixed costs of management company
- More favorable lending environment
  - Control accounts receivables for facilities
- Stronger focus in converting to this model for new acquisitions

Successful Turnaround Creates New Business Model

- Management inherited a bankrupt operator in 4 of its 11 buildings, three closed facilities and a company on the brink of insolvency in 2016
- Repositioned several assets with strong operators capable of driving dependable, stable performance
  - Sold one facility to recapitalize the company and induce the operator to expend the capital necessary to reopen one of our closed facilities (Archway)
    - Creative lease structure to align interests and capture upside potential of the operations
    - Forged a strong relationship with the operator to collectively pursue additional opportunities
  - Initiated a receivership to replace the operator at our Tulsa campus to directly oversee the operations and implement an improvement and renovation program
  - Successful remodel and reopening of Archway and Abbeville have created a compelling model for other counties going forward
- Negotiated various loan modifications with our lenders to provide the necessary runway to execute our turnaround strategy on each property
  - Developed strong relationships with our lenders as we delivered on our stated goals and overall plan
  - Lenders continue to express a desire to increase their exposure with Global as opportunities arise. We successfully refinanced five buildings in the last three months of 2017.
- Reduced our payables with negotiated settlements ranging from 5-25% to our creditors
- Completed a debt for equity swap to eliminate $1.55 million of debt at highly accretive levels
- Executed a disciplined cost cutting program to reduce overhead
- Raised non-dilutive capital with strong associated ROI

Company Opportunities

Global Healthcare Acquisition Strategy

- Identify properties with historical high patient occupancy (census) that have recently underperformed due to financial constraints of the owner or poor management: Location, Location, Location
  - Global seeks to purchase discounted properties that require moderate to significant renovations
  - We will partner with a third-party manager that has a strong track record in the state or will operate and manage internally
- Focus in Certificate of Need (CON) states Only
  - CON laws part of the federal "Health Planning Resources Development Act" of 1974
  - The central idea of CON legislation is the assertion that overbuilding and redundancy in health-care facilities leads to higher health-care costs. Price inflation can occur when a facility cannot fill its beds and fixed costs must be met through higher charges for the beds that are used
  - New facilities can’t be built without acquiring an existing CON or showing extreme need in an underserved area
  - CONs are in place in 35 states. Global targets 14 CON states due to favorable reimbursement rates , state budgets and other favorable laws for building owners
  - CONs can be worth up to $65,000 per bed
  - Global will target facilities that operated three and four bed rooms that are less attractive and modify the layout to 2 patients per room. The excess beds will be repurposed for lease or sale to other SNFs or hospitals, a significant value driver
- Global will utilize our industry knowledge and distressed investing expertise to purchase distressed debt on senior housing facilities
  - Open market purchases through extensive broker network
  - Bond/Dutch tender offers









Asset Acquisition Campaign

- Building a solid base of revenue-generating assets through measured investments in high-quality healthcare facilities leased by experienced operators or managed independently
- As the company continues its acquisition campaign for healthcare real estate, it anticipates revenue & cash flow to increase while holding G&A costs relatively flat, exclusive of fixed costs, at ~$220,000 per quarter[1]
- Acquisition pipeline continues to grow through strategic and industry contacts
- Targeting 1-2 acquisitions per year but can scale to 4-6 with proper partner
  - Successfully bid at a foreclosure auction for a SNF in Abbeville, GA in April 2017
  - Under contract for a 86 bed licensed SNF in Quapaw, OK (financing secured) and targeted to close in January 2020

1) Excludes costs related to the Abbeville, Tulsa Skilled and Independent living facilities


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AL
OH
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FL
PA
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NH
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MA
RI
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NJ
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● Global Healthcare REIT Property Locations
● Global Healthcare REIT Targeted Acquisitions

GLOBAL HEALTHCARE REIT

Short-term Leases Allow the Company to Increase Rental Revenue

- Global signed **three long-term operating leases** for its Greene Pointe, Providence and Warrenton facilities in Georgia, **replacing existing leases** which expired on June 30, 2016
- The new leases began on July 1, 2016, with initial term of 10 years and a renewal option for an additional 10 years
- In the aggregate, the lease payments total **$1.6 million annually**, an annual increase of $646,000 from prior base rent levels, and will be subject to standard annual escalators
- After evaluating the best use of each property, Global terminated the lease at Greene Pointe and sold the facility for $3.8 million as an inducement for the buyer to simultaneously execute a lease at the Archway property and expend $2.0 million in improvements, resulting in an effective 8.3% cap rate sale

Three Long-term Leases to Increase Annual Rental Revenue

($ in Millions)



$1.6M
Up $646K
$0.9M
Short-term Leases
Long-term Leases

Tulsa Campus Presents Significant Upside Opportunity to Boost Cash Flow

- The Tulsa SNF continues to demonstrate encouraging performance following its renovation and new leadership
  - We reached a settlement agreement with the Receivership to execute an OTA to transfer the CON and license to an entity under our control effective December 2019
  - We plan to operate and manage this facility internally going forward, providing the opportunity for additional profits
  - The State of OK approved a significant increase in Medicaid rates effective October 2019
- The Tulsa ALF will provide memory care services and add to the campus' continuum of care
  - We expect to gain licensure and open to the public in late 2020; construction is complete
- The Tulsa ILF contains 86 units including 30 studios, 51 one-bdrms and 5 suites
  - We have set an aggressive pricing approach to attract interest from retirees; stated rates of $1,600/mo for studios and $2,100/mo for one-bdrms; opened September 2019
  - We are operating this building internally to retain the potential upside given the campus synergies





Macon Facility Call Option

- Archway in Macon, GA, reopened in December 2016 with lease commencement in February 2017. Subject to escalating base rent in addition to occupancy based rent with a carve out to sell 72 beds
- Operator has a right of first refusal to transfer and operate the 72 beds. If exercised, Global would receive the same base rent as Archway (base rent of $200,000 in year one; $344,400 in year two; $370,300 in year three; $395,500 in year four) with higher occupancy based rent at the new property ($2,250/month per every 10 residents)
- Given the success at Archway to-date, we expect the operator to inevitably exercise its option, representing a material new revenue source without any additional expense or investment on our part


H Hospital

Traditional & HUD Refinancing Opportunities to Lower Interest Rates on Facilities

- Closed a HUD refinance on Sparta in October 2017 at 3.88% for 30 years
  - Cash flow neutral after including the $3,000 monthly contribution to the replacement reserve (restricted cash)
- Closed a HUD refinance on Warrenton in June 2019 at 3.73% for 30 years
  - Received cash-out proceeds in excess of $1mm which was partly used to reach a settlement agreement to end the Receivership at our Tulsa SNF
  - Increased debt service by $1,500/mo before including the $5,560 monthly contribution to the replacement reserve
- Refinanced our Tulsa Campus (three properties in total) through an existing traditional lending relationship in October 2017, saving the company $121,000 annually
- Evaluating traditional and HUD refinancing opportunities for other facilities in portfolio
  - Company expects refinancings to further improve its funds from operations (FFO) by generating additional interest savings



GLOBAL
HEALTHCARE REIT

Abbeville Property Acquisition

- In March 2017, after working closely with state officials, we saved the CON for a closed SNF in Abbeville, GA, and put it in our control dba Glen Eagle Healthcare & Rehab
- In April 2017, we successfully bid $2.1mm for the SNF at the foreclosure sale
- Utilizing a $500,000 Line of Credit from our lender in addition to $500,000 in cash on hand, we renovated the property and brought it up to code
- Glen Eagle reopened in May 2018, gained its recertification in October 2018 and turned profitable in March 2019
- Glen Eagle is projected to generate $50,000 per month in EBITDA (currently exceeding)
- Glen Eagle should boost our FFO by approximately $0.0125 per share annually while adding instant equity value given our all-in purchase price of $3.1mm after our remodeling efforts



GLOBAL
HEALTHCARE REIT

Industry Dynamics

GLOBAL
HEALTHCARE REIT

Aging Population a Strong Market Driver

Why Senior Healthcare Facilities?

- Demographic *"tidal wave"* heading toward the senior care industry
- Seniors are the fastest growing population in the world[1]
- Affordable Care Act introducing seniors into the market who can now better afford care



Seniors Housing Occupancy Edges Up, But Remains Soft
Seniors Housing Fundamentals
Primary Markets | 1Q06-1Q19
Inventory Growth
Absorption
All Occupancy
Stabilized Occupancy
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
-1,000
-2,000
94%
92%
90%
88%
86%
84%
82%
80%
78%
76%
74%
72%
2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019
NIC MAP
Data Service

U.S. Population Growth of Age 65 & 85[2]



85+
65+
6
40
7
55
9
72
14
81
19
89
85+ Age Group Growing at 3x General Population
2010
2020
2030
2040
2050

1) *Aging Population: Seniors are Fastest Growing Population Worldwide*
2) Administration on Aging

GLOBAL HEALTHCARE REIT

Competitive Landscape: Highly Fragmented Industry

Industry Highly Fragmented and Dominated by Small, Private Facilities



Independent Living Companies
20%
25%
75%
Assisted Living Companies
63%
29%
37%
Nursing Facility Companies
15%
22%
78%
Top 10
Top 25
Remaining Market

Source: IBISWorld, Provider Magazine and Barclays Research, as published in Brown Gibbons Lang & Company, senior housing report, April 2017

GLOBAL HEALTHCARE REIT

Key Takeaways

- Strong industry tailwinds for senior housing properties
- Company's turnaround in the later stages
- Shifting to operating our properties internally to increase cash flow
- Macon Facilities and the Tulsa Campus present immediate near-term opportunities to boost the existing revenue base
- Traditional & HUD refinancing opportunites to further improve FFO
- Future strategic tuck-in acquisitions exist similar to Abbeville
- Board is comprised of the largest Company stakeholders

Appendix

Board of Directors

- ## *Lance Baller*-CEO

Mr Baller started as interim CEO in November 2015. Mr Baller serves as a director and sole or principal shareholder of several privately owned businesses. He is also the co-founder, former CEO and President of Iofina plc, a technology leader in the production of iodine and iodine derivatives, where he continues to serve as Chairman. He is the former managing partner of Shortline Equity Partners, Inc. (2004 to 2010), a mid-market merger and acquisitions consulting and investment company. Mr. Baller is also the former Managing Partner of Elevation Capital Management, LLC (2005 to 2010) and is the former alternative investment hedge fund manager of the Elevation Fund. He is also a former Vice-President of Corporate Development and Communications (2003 to 2004) of Integrated Biopharma, Inc. and prior to that a vice-president of the investment banking firms UBS and Morgan Stanley. He has served on numerous boards of directors of both private and public companies, including Index Asset Management, Inc., where he has served on the Board of Trustees since 2014.

- ## *Zvi Rhine-President & CFO*

Mr Rhine has over 15 years of experience in the securities industry. He is the principal and managing member of Sabra Capital Partners which he founded in 2012, a multi-strategy hedge fund that focuses on event-driven, value and special situations investments primarily in North America. Prior to founding Sabra Capital Partners, he worked at Hilco Trading concentrating on asset-backed investments and sale-leaseback transactions. From 2005 to 2008, he was a Director of Boone Capital, an event-driven hedge fund concentrating on small to mid-cap companies. Mr. Rhine has also worked in various investment capacities for Banc of America Securities and US Bancorp Piper Jaffray. He is a graduate of the University of Illinois where he was the recipient of The Bronze Tablet for being in the top 1% of his graduating class.

- ## *Adam Desmond- Director*

Mr. Desmond is the founder and CEO of Needle Rock Capital, an investment banking firm located in Carbondale, Colorado. Prior to founding Needle Rock Capital, Mr. Desmond founded ASG Securities in 1998 that focused exclusively on small/mid-cap banks and thrift markets. In 2004 ASG Securities became FIG Partners LLC which expanded the business from a sales and trading platform to a full-service investment banking firm. Mr. Desmond assembled a team of principals at Fig Partners that raised over $2.5 billion in equity since 2007 and completed more than 95 whole bank transactions throughout the United States, with offices in Chicago, Los Angeles, San Francisco, Dallas, New Jersey and Charlotte, employing over 60 people. Mr. Desmond began his career at the Chicago Mercantile Exchange in the financial quadrant and went on to Raymond James and Associates where he helped develop a high yield fixed income department. Mr. Desmond enjoys supporting and servicing many charitable organizations, including helping fund the building of a school in the Philippines through St. Mary's Catholic Church in Aspen, Colorado. Mr. Desmond is a graduate of the University of Wisconsin – Madison with a Bachelor of Arts in International Economics and Political Science.

- ## *Clifford L. Neuman-Director*

Mr. Neuman has been engaged as a principal in his own law firms for over 43 years, emphasizing corporate and securities law in the representation of companies in matters of corporate finance, mergers, acquisitions, reorganizations and public and private offerings. Mr. Neuman has served on the boards of directors of numerous public, private and non-profit companies and has been actively involved in the process of capital formation on behalf of his clients for many years. He is also the President of Gemini Gaming, Inc., which owns and operates a gaming casino in Blackhawk, Colorado. He currently serves on the Board of Directors of Medicine Horse Program, a non-profit equine assisted psychotherapy facility in Boulder, a Director and CEO of Mindfulness Peace Project, f/k/a Ratna Foundation, a non- profit charitable foundation, and a member of the Governing Council of Shambhala Mountain Center, a non-profit retreat center in Red Feather Lakes, Colorado. Mr. Neuman received his Juris Doctorate degree from the University of Pennsylvania (1973) and his Bachelor of Arts degree, *magna cum laude* from Trinity College, Hartford, Connecticut (1970), where he was elected to Phi Beta Kappa.

Key Statistics (OTC: GBCS)

Stock Price *(as of 11/15/2019)*	***$0.22***
52 Week Low-High	*$0.18-$0.42*
Avg. Daily Vol. *(30 day)*	*24,000*
Shares Outstanding	*27.4M*
Public Float (est.)	21.5M
Insider Holdings	~21%
Institutional Holdings	*~3%*

Market Cap	***$6.1M***
FFO (last 12 months) [1]	*$0.2M*
Reverse Merger	*Sept. 2013*
Employees *@6/30/2019*	*77*

Data source: S&P Capital IQ
(ttm) – trailing twelve months as of June 30, 2019
(mrq) – most recent quarter as of June 30, 2019
1) See "Use of Non-GAAP Financial Information," in appendix for the definition of Funds from Operations (FFO), a non-GAAP financial metric.

Revenue *(ttm)*	**$4.8M**
Diluted EPS *(ttm)*	*$(0.05)*[1]
Cash *(mrq)*	*$1.3M*
Total Assets *(mrq)*	*$40.0M*
Total Debt *(mrq)*	*$38.0M*
Total Liabilities *(mrq)*	*$38.8M*



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GLOBAL
HEALTHCARE REIT

Note Regarding Non-GAAP Financial Measures

- Beginning with the reporting of results for the first quarter of 2015, the company began to report the measures of **funds from operations (FFO)** and FFO per share.
- Funds from Operations **(FFO**), as defined by the National Association of **Real Estate Investment Trusts (NAREIT),** and FFO per share are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by **GAAP**.
- FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with NAREIT's definition.